Contract #03-04/00-P

February 29, 2000

         ZAO[Izdatelstvo [Exmo - Press], hereinafter named as the Vendor, in the person of Deputy Commercial Director Alimov A. B., acting on the basis of the Power of Attorney # EP-2-2 of 05.01.2000, on one part, and ZAO [Oxiris], hereinafter named as the Purchaser, in the person of General Director Dolgov V. A., acting on the basis of the Charter, on the other part, have concluded the present Contract concerning the following:

1. SUBJECT OF THE CONTRACT.
         1.1. In accordance with the present contract, the Vendor undertakes to deliver goods (production) to the Purchaser, and the Purchaser undertakes to accept it and pay for it.

         1.2. In accordance with the present contract, the Vendor delivers to the Purchaser book production of non - advertising and non - erotic type, not imposed by VAT in accordance with the Federal Law [On the state support of mass
- media and book publishing in the Russian Federation] # 191-FZ, with prices and in an amount, determined by way - bills and invoices, which are inherent supplements of the present contract.

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         1.3.  The  Purchaser  acquires the  proprietary  right on the goods and bears all the risks relevant thereto from the moment of dispatch of the goods from the Vendor's warehouse.

         1.4. The date of goods delivery to the Purchaser is the date of the way
- bill.

         1.5. According to parties' agreement, the goods may be delivered: by means and at the expense of the Purchaser.

2. SETTLEMENTS OF PARTIES

       2.1. The parties have agreed upon the following amount and method of payment:

       2.1.1 The Purchaser pays to the Vendor: the goods value is determined in accordance with the made out invoice or waybill. The goods price indicated in way - bills is firm and is not subject to changing. 2.1.2. The Purchaser pays for the goods in accordance with invoice either on his own from his settlement account, or through cash payment to a the Vendor representative on the basis of a power of attorney and within the limits established by the government of the Russian Federation.

       2.1.3 The Purchaser pays for the goods within the period of not later, than 30 (thirty) calendar days since dispatch of the goods according to waybills.

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       2.1.4 The Purchaser can refuse to pay in part in the following  cases: a)
if he received defective goods of low quality, and also polygraphic rejects. Financial relationships of this type are confirmed by product liability claim reports approved by the commission, which consists of parties' representatives, signed by authoritative representatives from both sides, and presented to the Vendor within 3 days since reception of the goods.

       2.1.5. Instead of refusal to pay in part, the Purchaser has the right on the basis of an agreement with the Vendor to exchange defective or undelivered goods for the same or analogous goods.

       2.1.6. Ruble of the Russian Federation is considered as the currency of payment.

3. RIGTHS AND COMMITMENTS OF PARTIES
         3.1.     The Vendor shall:
         a) put in order the documentation required;
         b) transfer the documentation to the Purchaser;
         3.2. The Vendor has the right:
         a) to receive indemnity for expenses incurred (shipment, customs ones) and goods value, in accordance with the present contract;
         b) to indemnify for losses caused by the Purchaser's illegitimate actions;
         3.3. The Purchaser shall:
         a) accept the goods and pay for it in accordance with the present contract; see item
         b) cover to the Vendor expenses determined in item 1.5;
         c) indemnify to the Vendor losses in case of refusal to execute own commitments.
         3.4. The Purchaser has the right:
         a) to receive goods in accordance with the present contract, while presenting power of attorney, which is given to a person authorized by the Purchaser.

4. TRANSFER - ACCEPTANCE OF PRODUCTION
         4.1. Transfer/acceptance of goods is implemented with the participation of representatives of the Vendor and the Purchaser.
         4.2. The goods are considered as delivered since the moment of its direct dispatch by The Vendor and the date of waybill.

5. RESPONSIBILITY OF PARTIES
         5.1. In case of non-execution or improper execution of its commitments, the guilty party shall indemnify to the other party for losses (including the missed profit).

         5.2. In case of delay while executing their commitments, the parties pay forfeit in amounts as follows:
         a) transfer of money resources - 0.5 % of the sum not remitted in due time for each day of delay;
         5.3. Forfeit payment and indemnity for losses does not release the guilty party from execution of commitments in accordance with the present contract.

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         5.4.  Each of the  parties  can  demand to cancel the  contract  and to indemnify for losses, if the other party does not execute its commitments more than once.

         5.5. The contract party, for which impossibility to execute the commitments in accordance with the contract arose due to occurrence of unforeseen circumstances, natural calamities, military operations, shall immediately notify in written form the other party on approach and character (including, cessation) of such circumstances.

6. ADDITIONAL PROVISIONS

         6.1. The parties recognize documents received through fax as confirming the responsibilities on execution of the present contract.

         6.2. The present contract is valid since the moment of signing it till December 31, 2000.

         6.3. On expiration of the period indicated in item 6.2., the contract is automatically extended for an indefinite period in case of absence of objection of one of the parties in written form.

         6.4. The parties have made an agreement on the method of gross accounting of mutual claims within a calendar period as determined by the parties, the parties signing not less than twice a year [Statement of checking mutual settlements], where gross value of the goods transferred for the calendar period and gross payment for the calendar period are reflected with result deduction for the mutual settlements at the end of the given period.

         The given statement of checking mutual settlements is the final document confirming the dates of transferring the proprietary right and gross value of goods transferred by the Vendor to the Purchaser and payment made for the given goods, that is, reflecting actual execution by the parties of their commitments in accordance with items of the given contract.

         The above - mentioned settlement method strengthens the Vendor's right in an unilateral manner to reckon the sum of a payment or its fraction made for the next lot of goods towards payment for the previous lot of goods in case of the Purchaser's debt.

         And also the Purchaser's right in an unilateral manner to demand transferring into property the next lot of goods, if there is the Vendor's debt for the previous lot of goods.

         In this context as a lot of goods, the parties should consider book production transferred by the Vendor into the Purchaser's property within one calendar day in amount, assortment and sum as confirmed by way - bill and invoice.

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7. OTHER PROVISIONS
         7.1. All disputes in connection with the present contract are solved in the course of negotiations, and in case of failure to reach the mutual agreement, in the Court of Arbitration of the Russian Federation of the city of Moscow.

         7.2. In order to change (annul) the present contract, the parties have provided for the following order. Interested party hands over its proposal in written form to the other party. The other party shall answer it within a period of 5 days, also in written form. In case of failure to reach an agreement, the argument is solved in accordance with procedure as envisaged in item 7.1.

         7.3. Parties' relationships not adjusted by the present contract are settled by the valid legislation on buying and selling.

         7.4. As inherent parts of the present contract the following is enclosed thereto: a) waybills, b) invoices.

         7.5. Parties addresses and bank details:

The Vendor: ZAO [Izdatelstvo [Exmo - Press], 659700, Gorno - Altaysk, Ulagashev street, building 13, INN 0411030957, settlement account 40702810900000001047 in KB [SDM - Bank] of the city of Moscow, correspondent account 30101810600000000685, BIK 044583685.

Deputy Commercial Director Alimov A. B.
(Signature)
(Seal)

The Purchaser: ZAO [Oxiris], 117802, Moscow, Nauchny passage, building 12, settlement account 40702810700030000049 in KB [Evrozapsibbank] of the city of Moscow, correspondent account 30101810000000000726, BIK 044585726, INN 7706200205.

General Director
(Signature)
(Seal)